AMENDMENT TO PARTICIPATION AGREEMENT, GUARANTY, WARRANTS AND

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT, GUARANTY, WARRANTS AND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Amendment”), dated as of November 15, 2017, is by and among Strome Mezzanine Fund LP (“Strome Mezz”), Strome Alpha Fund LP (“Strome Alpha”), HEP Investments, LLC (“HEP”), Zivo Bioscience, Inc. (“Zivo” or the “Company”) and Laith Yaldoo (“Yaldoo”).

WHEREAS, reference is hereby made to (i) that certain Participation Agreement, dated as of July 21, 2017, by and among Strome Mezz, HEP and Zivo (the “Participation Agreement”), (ii) the warrants issued or to be issued under or in connection with the Participation Agreement (the “Warrants”), (iii) the Amended and Restated Registration Rights Agreement, dated as of October 18, 2017, by and among Strome Mezz, HEP and Zivo (the “Registration Rights Agreement”), and (iv) the Guaranty, dated as of July 21, 2017, by Laith Yaldoo in favor of Strome Mezz (the “Guaranty” and, with the Participation Agreement, Warrants and Registration Rights Agreement, the “Amended Documents”).

WHEREAS, the Participation Agreement requires Strome Mezz to make three equal installment payments (the “Required Fundings”) on the terms, and subject to the conditions, set forth in such Participation Agreement, it being understood and agreed that Strome Mezz has timely made the first two Required Fundings prior to the date hereof.

WHEREAS, the Parties hereto wish to amend the Amended Documents to provide that the third and final Required Funding, and the benefits attendant thereto, be made by, and received by, Strome Alpha, an affiliate of Strome Mezz, in lieu of Strome Mezz making such Required Funding and receiving such benefits.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

1.	AMENDMENTS TO PARTICIPATION AGREEMENT.

(a)	Amendment to Section 1(c). Section 1(c) of the Participation Agreement is hereby amended to require that the third and final Required Funding be paid by Strome Alpha in lieu of payment thereof by Strome Mezz.

(b)	Amendment to Section 4. Section 4 of the Participation Agreement is hereby amended to require the consent of both Strome Mezz and Strome Alpha prior to HEP taking any of the actions set forth in the proviso to the first sentence thereof (i.e., clauses (A) through (E)).

(c)	Amendment to Section 5. Section 5 of the Participation Agreement is hereby amended to cause one-third (1/3rd) of the fifteen million (15,000,000) shares (and the additional shares payable in respect of accrued and unpaid interest, to the extent relating to Strome Alpha’s participation in the Participation Agreement) described thereby to become distributable to

Strome Alpha in lieu of distribution thereof to Strome Mezz upon a conversion of the relevant participations, if and to the extent Strome Alpha has paid the Required Funding contemplated for it by Section 1(a) of this Amendment. For the avoidance of doubt, (i) the shares distributable to Strome Alpha under such amended Section 5 shall be (and shall be only) the shares distributed in respect of Strome Alpha’s participation (e.g., if there is less than a full conversion under the Participation Agreement, and if only Strome Mezz converts its participation, all distributed shares shall be for the account of Strome Mezz) and (ii) the conversion by Strome Mezz and/or Strome Alpha under such Amended Section 5 shall not prohibit the other participant under the Participation Agreement from converting its participation thereafter.

(d)	Amendment to Section 15. The first sentence of Section 15(b) of the Participation Agreement is hereby amended to also require the notice described therein be given to Strome Alpha.

(e)	Amendment to Section 18. Section 18 of the Participation Agreement is hereby amended to require any notice to Participant (as defined in the Participation Agreement) also be given to Strome Alpha at the same address listed in the Participation Agreement for Strome Mezz.

(f)	Amendments to Section 23. Section 23 of the Participation Agreement is hereby amended as follows:

i.	Clause (c) thereof is amended to permit individual notices from Strome Alpha and/or Strome Mezz to cause a conversion (as described in such clause) with respect to such person’s participation under the Participation Agreement (with the number of shares deliverable upon such a conversion calculated in accordance with Section 5 of the Participation Agreement, as amended).

ii.	Clause (d) thereof is amended to require the Warrants described therein to be paid as follows: 500,000 to Strome Mezz and 250,000 to Strome Alpha.

(g)	Amendments to Section 24. Section 24 of the Participation Agreement is hereby amended as follows:

i.	Clause (a) thereof is amended to (x) apply the 15,000,000 share test set forth therein to the aggregate holdings of Strome Mezz and Strome Alpha (and their respective affiliates), and (y) give the Observer (as defined therein) rights to Strome Mezz and Strome Alpha, acting jointly, it being understood and agreed that Mark Strome shall act as Observer if Strome Mezz and Strome Alpha are unable to jointly appoint an Observer.

ii.	Clause (b) thereof is amended to offer the right of first refusal described therein to both Strome Mezz and Strome Alpha (which may participate therein in any proportion agreed by such persons, it being understood and agreed that if Strome

Mezz and Strome Alpha cannot agree on the applicable proportion of participation therein, Strome Alpha shall be limited to making one-third (1/3rd) of the applicable investment).

iii.	Clause (c) thereof is amended to provide that the Warrants exercisable for two hundred and fifty thousand (250,000) shares of Zivo that are attributable to the third Required Funding shall, upon Strome Alpha’s funding of such amount, be distributed directly to Strome Alpha in lieu of distribution thereof to Strome Mezz.

iv.	Clause (d) thereof is amended to provide that the Warrants exercisable for twenty five million (25,000,000) shares of Zivo shall, upon payment of the Purchase Price (as defined in the Participation Agreement), be distributed in the following ratio: two-thirds (2/3rds) to Strome Mezz and one-third (1/3rd) to Strome Alpha.

v.	Clause (f) thereof is amended to provide that the Registration Rights Agreement amendments described thereby shall apply to Strome Alpha with the same force and effect applicable to Strome Mezz.

(h)	General Amendment. Without limiting the foregoing, the parties intend that, in consideration of Strome Alpha making the third of the Required Fundings, Strome Alpha shall (x) become a “Participant” (as defined in the Amended Documents), (y) receive one-third (1/3rd) of all consideration and benefits payable or distributable to the Participant under or with respect to the Amended Documents, and (z) be responsible for (1/3rd) of the payments, responsibilities and requirements of the Participant set forth in the Amended Documents (the foregoing clauses (x) through (z), the “Intent of the Parties”). In furtherance of the foregoing, the Participation Agreement is further amended to require that (i) all notices, consents, requirements, rights (including indemnity and indemnification requirements and rights, if any) payments and obligations of the Participant apply to Strome Alpha, and Strome Alpha shall have the benefit thereof and/or be bound thereby, as applicable (or be responsible for one-third (1/3rd) thereof, as context warrants, it being understood and agreed that this Amendment shall not increase the aggregate obligations of, nor decrease the aggregate benefits owed to, Strome Alpha and Strome Mezz, taken as whole), (ii) the representations and warranties, covenants and requirements, of HEP and Zivo therein shall be made to, and performed for the benefit of, both Strome Mezz and Strome Alpha and (iii) each provision of the Participation Agreement reasonably required to be modified in order to effect the foregoing clauses (a) through (h) of this Section 1, the remainder of this Amendment and/or the Intent of the Parties be modified, mutatis mutandis, to effect such provisions and the Intent of the Parties. For the avoidance of doubt, (i) Strome Mezz’s rights under the Participation Agreement are not otherwise affected hereby, other than as expressly set forth herein, and Strome Mezz shall continue to enjoy two-thirds (2/3rds) of the consideration and rights received from HEP and Zivo thereunder and (ii) except as expressly set forth herein, Strome Mezz and Strome Alpha shall act jointly in any action required of or permitted by the Participant under the Participation Agreement, as amended, other than with respect to provisions where it is reasonably practicable for either such person to act singly.

2.	AMENDMENTS TO GUARANTY.

(a)	Amendment to Guarantee Strome Alpha’s Participation. The Guaranty is hereby amended to cause Yaldoo to guarantee the participation of Strome Alpha under the Participation Agreement to the same extent that Yaldoo previously guaranteed the participation of Strome Mezz under the Participation Agreement (including, for the avoidance of doubt, payment of Enforcement Costs (as defined in the Guaranty).

(b)	General Amendment. In furtherance of the Intent of the Parties, the Guaranty is further amended to require that (i) all notices, consents, requirements, rights (including indemnity and indemnification requirements and rights, if any) payments and obligations of the Participant (as defined in the Guaranty) apply to Strome Alpha, and Strome Alpha shall have the benefit thereof and/or be bound thereby, as applicable (or be responsible for one-third (1/3rd) thereof, as context warrants, it being understood and agreed that this Amendment shall not increase the aggregate obligations of, nor decrease the aggregate benefits owed to, Strome Alpha and Strome Mezz, taken as whole), (ii) the representations and warranties, covenants, guarantee, and requirements of Yaldoo therein shall be made to, and performed for the benefit of, both Strome Mezz and Strome Alpha and (iii) each provision of the Guaranty reasonably required to be modified in order to effect the foregoing clauses (a) and (b) of this Section 2, the other Sections of this Amendment and/or the Intent of the Parties be modified, mutatis mutandis, to effect such provisions and the Intent of the Parties. For the avoidance of doubt, (i) Strome Mezz’s rights under the Guaranty are not affected hereby (and are hereby reaffirmed by Yaldoo) and (ii) Strome Mezz and Strome Alpha shall act jointly in any action required of or permitted to be taken by the Participant under the Guaranty, as amended, other than with respect to provisions where it is reasonably practicable for either such person to act singly.

3.	AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

(a)	Amendment to Add Strome Alpha to Registration Rights Agreement. The Registration Rights Agreement is hereby amended to grant the benefits held by Strome Mezz thereunder to Strome Alpha, mutatis mutandis, with respect to shares and Warrants held by Strome Alpha.

(b)	General Amendment. In furtherance of the Intent of the Parties, the Registration Rights Agreement is further amended to require that (i) all notices, consents, requirements, rights (including indemnity and indemnification requirements and rights, if any) and obligations of Strome (as defined in the Registration Rights Agreement) also apply to Strome Alpha, and Strome Alpha shall have the benefit thereof and/or be bound thereby, as applicable, (ii) the representations and warranties, covenants and requirements, of Zivo therein shall be made to, and performed for the benefit of, both Strome Mezz and Strome Alpha and (iii) each provision of the Registration Rights Agreement reasonably required to be modified in order to effect the foregoing clauses (a) and (b) of this Section 3, the other Sections of this

Amendment and/or the Intent of the Parties be modified, mutatis mutandis, to effect such provisions and the Intent of the Parties. For the avoidance of doubt, (i) Strome Mezz’s rights under the Registration Rights Agreement are not affected hereby, except as expressly set forth herein and (ii) Strome Mezz and Strome Alpha shall make any election, notice or request under the Registration Rights Agreement jointly, it being understood any such election, notice or request may be (but shall not be required to be) given solely with respect to the warrants and/or shares held by Strome Mezz or the warrants and/or shares of Strome Alpha.

4.	AMENDMENTS TO WARRANTS.

(a)	Acknowledgement of Warrants Status. The parties hereto acknowledge that, notwithstanding the Participation Agreement, no Warrants have been issued to Strome Mezz or Strome Alpha as of the date hereof.

(b)	General Amendment to Forms of Warrants. The forms-of Warrants attached to the Participation Agreement as Exhibit A and Exhibit B are hereby amended to effect the amendments to the Participation Agreement set forth in Section 1, the other amendments set forth in this Amendment and the Intent of the Parties, mutatis mutandis. For the avoidance of doubt, such Warrants will be divided, and issued as required by the Participation Agreement (as amended), separately to Strome Mezz and Strome Alpha (and not issued jointly to both such entities), and such separate options may be exercised by Strome Mezz or Strome Alpha independent of one another’s elections.

5.	MISCELLANEOUS.

(a)	Further Assurances. Each of the parties hereto will use its reasonable best efforts to, with reasonable diligence, do all things necessary in order to consummate and make effective the terms of this Amendment, including without limitation, executing and delivering or otherwise providing such further documents, amendments, instruments or information required by any party as reasonably required to effect the purpose and intent of this Amendment and to carry out its provisions.

(b)	Non-circumvention; Non-Impairment. No party hereto shall, by amendment of its governance documents or agreements, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by such party under this Amendment, but shall at all times in good faith assist in carrying out all the provisions of this Amendment, including by using its reasonable best efforts to take all actions necessary or appropriate to protect each party’s rights under this Amendment against dilution, failure or other impairment.

(c)	General Amendments Not Limited. For the avoidance of doubt, the parties hereto intend to amend the Amended Documents to fully effect the Intent of the Parties. In furtherance of the foregoing, the parties acknowledge and agree that the lack of any specific amendment (or the amendment of any specific term) in or to the Amended Documents shall not be construed to limit the general amendments set forth herein in any manner whatsoever.

(d)	Choice of Law; Choice of Venue; WAIVER OF JURY TRIAL. This Amendment shall be construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law provision which could cause the application of the laws of another jurisdiction. The parties hereto agree the State and Federal Courts sitting within the State of Michigan shall have exclusive jurisdiction over any dispute arising from or in connection with this Amendment. THE PARTIES HERETO WAIVE TRIAL BY JURY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW WITH RESPECT TO ANY DISPUTE ARISING FROM OR IN CONNECTION WITH THIS AMENDMENT.

(e)	Invalidity; Construction; Execution. Should any provision of this Amendment be declared or be determined to be illegal, invalid, or otherwise unenforceable, the validity of the remaining provisions hereof will not be affected thereby but such will remain valid and enforceable, and said illegal, invalid or unenforceable provisions shall be deemed not to be a part of this Amendment (whereupon the parties hereto will endeavor in good faith to re-enact such provision in a manner that is not subject to such limitations). Section headings are given for convenience of the parties only and shall not affect the interpretation hereof. This Amendment may be executed and delivered in any number of identical counterparts, each of which shall be deemed an original for all purposes, and execution and delivery of this Amendment may be made by electronic means (including .pdf or .tif format), which shall be as effective as manual execution and delivery for all purposes.

(f)	Notices. Notices under this Amendment shall be delivered in accordance with the Participation Agreement, as amended hereby.

(g)	Limited Amendment. No provisions of the Amended Documents are amended or otherwise modified, except as expressly set forth herein, and the parties hereto expressly confirm that such Amended Documents, as amended hereby and including any provisions thereof not amended hereby, remain in full force and effect. The amendment of the Amended Documents contemplated hereby shall not require or give rise to any future amendments of such documents in the same, similar or different circumstances.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first written above:

HEP INVESTMENTS, LLC

By:__/s/ Laith Yaldoo

Name: Laith Yaldoo

Title:    Member – Manager

ZIVO BIOSCIENCE, INC.

By:__/s/ Philip M. Rice

Name: Philip M. Rice

Title:   Chief Financial Officer

STROME MEZZANINE FUND LP

By:__/s/ Mark E. Strome

Name:  Mark Strome

Title:	President/CEO of Strome Investment Management LP, its General Partner

STROME ALPHA FUND LP

By:__/s/ Mark E. Strome

Name:  Mark Strome

Title:	President/CEO of Strome Investment Management LP, its General Partner